EXHIBIT A
                                                                     ---------


             DIRECTORS AND EXECUTIVE OFFICERS OF ANGLO AMERICAN PLC

                  The name, residence or business address, present principal occupation or employment, the name of any corporation or other organization in which such occupation or employment is conducted, together with its principal business address and the citizenship of the directors and executive officers of Anglo American plc are set forth below.

Name:                   Sir Mark Moody-Stuart (Chairman)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Chairman, Anglo American

Name:                   Mr A.J. Trahar (Chief Executive)
Citizenship:            South African
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Chief Executive, Anglo American

Name:                   Mr D.J. Challen (Non-Executive Director)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Company Director


Name:                   Mr B.E. Davison (Executive Director)
Citizenship:            South African
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Executive Director, Anglo American

Name:                   Dr C.E. Fay (Non-Executive Director)
Citizenship:            British
Business Address:       Merrifield, Links Road, Bramley, Guilford Surrey GU5 0AL
                        United Kingdom
Principal Occupation:   Director of Companies

Name:                   Mr R.M. Godsell (Non-Executive Director)
Citizenship:            South African
Business Address:       11 Diagonal Street, Johannesburg 2001, South Africa
Principal Occupation:   Chief Executive Officer, AngloGold Limited

Name:                   Mr D.A. Hathorn (Member of Executive Committee)
Citizenship:            South African
Business Address:       44 Main Street, Johanesburg, South Africa
Principal Occupation:   Chief Executive, Mondi (Europe)

Name:                   Mr R.J. King (Member of Executive Committee)
Citizenship:            British
Business Address        20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Executive Vice President, Group Human Resources and
                        Business Strategy, Anglo American


                              Page 11 of 15 Pages


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Name:                   Mr A.W. Lea (Finance Director)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Finance Director, Anglo American

Name:                   Mr G. Lindahl (Non-Executive Director)
Citizenship:            Swedish
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Company Director

Name:                   Mr R.J. Margetts CBE (Senior Independent Non- Executive
                        Director)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Chairman, Legal and General Group plc


Name:                   Mr W.A. Nairn (Executive Director)
Citizenship:            South African
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Technical Director, Anglo American

Name:                   Mr N.F. Oppenheimer (Non-Executive Director)
Citizenship:            South African
Business Address:       De Beers House, cnr Diamond Drive and Crownwood Road,
                        Theta, Johannesburg 2001,
                        South Africa
Principal Occupation:   Director and Chairman, De Beers S.A.

Name:                   Mr F.T.M. Phaswana (Non-Executive Director)
Citizenship:            South African
Business Address:       BP Town Square, 61 St. George's Hall, Cape Town 8001,
                        South Africa
Principal Occupation:   Regional President, BP Africa

Name:                   Sir David Scholey (Non-Executive Director)
Citizenship:            British
Business Address:       1 Finsbury Avenue, London EC2M 2PP, United Kingdom
Principal Occupation:   Director of Companies

Name:                   Mr S.R.Thompson (Member of Executive Committee)
Citizenship:            British
Business Address:       20 Carlton House Terrace, London SW1Y 5AN,
                        United Kingdom
Principal Occupation:   Chief Executive, Anglo American Base Metals Division


Name:                   Professor K.A.L.M. Van Miert (Non-Executive Director)
Citizenship:            Belgium
Business Address:       Puttestraat 10, B-1650 Beersel, Belgium
Principal Occupation:   Director of Companies


                              Page 12 of 15 Pages

              DIRECTORS AND EXECUTIVE OFFICERS OF ANGLO SA CAPITAL

                  The name, residence or business address, present principal occupation or employment, the name of any corporation or other organization in which such occupation or employment is conducted, together with its principal business address and the citizenship of the directors and executive officers of Anglo SA Capital are set forth below.

Name:                      Mr. P.R.N. Arthur
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Executive VP: General Counsel, AACSA

Name:                      Mr. D.D. Barber
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Finance Director, AACSA

Name     :                 Mr. P.M. Baum
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Chairman and CEO: Ferrous Metals and
                           Industries Division, Anglo American

Name:                      Mr. B.E. Davison
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Executive Director, Anglo American

Name:                      Mr. P.C. Holding
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Senior VP: International Accounts, AACSA

Name:                      Mr. W.A. Nairn
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Group Technical Director, Anglo American

Name:                      Mr. A.J. Trahar
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Chief Executive, Anglo American

Name:                      Mr. N.B. Mbazima
Citizenship:               Zambian
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Deputy Finance Director, AACSA

Name:                      Mr. P.L. Zim
Citizenship:               South African
Business Address:          44 Main Street, Johannesburg, 2001
Principal Occupation:      Deputy CEO, AACSA


                              Page 13 of 15 Pages